Exhibit 10.16.1

FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT

This First Amendment to the Commercial Lease Agreement (“First Amendment”) is made and entered into as of December 12, 2016, by and between DIEC II, LLC (herein “Lessor”) and Benefitfocus.com, Inc. (herein “Lessee”). The Lessor and Lessee may be referred to herein collectively as the “Parties” and either one of them may be referred to herein as a “Party”.

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated December 13, 2013 (“Lease”), pursuant to which Lessor leased to Lessee and Lessee leased from Lessor such space identified as Exhibits A and D of the Lease and is now commonly known as 215 Benefitfocus Way – Customer Success Center; and

WHEREAS, Lessor and Lessee now to desire to amend the Lease Option, Rent, Initial Term, Exhibit A, and Exhibit B.

NOW THEREFORE, in consideration for the following, the Parties agree as follows:

1.	Exhibit C - Lease Option. Lessor waives any accrued, but unpaid, Option Fee for the Option #1 Carrying Costs and any future Option #1 Carrying Costs.

2.	Exhibit C - Lease Option. Lessor waives the Option Fee Option #1 Termination Fee.

3.	Exhibit C - Lease Option. Lessor waives any accrued, but unpaid, Option Fee for the Option #2 Carrying Costs and any future Option #2 Carrying Costs.

4.	Exhibit C - Lease Option. Lessor waives the Option Fee Option #2 Termination Fee.

5.	Exhibit C - Lease Option. The Option Period for Option #2 (BF5/Welcome Center) is extended to December 31, 2018.

6.	Article III - Rent 3.01(b). Add the following sentence to the end of the paragraph, “If (a) Lessor and Lessee execute a new Lease for the development of Lease Option—Option #1 (BF4) prior to December 13, 2016, for delivery of the new Demised Premises on or about July 1, 2019, and (b) the Lessee does not terminate that new Lease on or prior to the Construction Commencement Date (as defined therein), the rent for each year following the Construction Commencement Date and for each year of the renewal term(s) shall increase two (2%) percent of the rent paid for the preceding Lease Year as defined below.”

7.	Article 1 - 1.03 Initial Term. The Initial Term of the Lease, as defined in Article I 1.05, shall be extended and end on December 31, 2031.

8.	Co-Terminus Lease Term. In the event the Lessor and Lessee enter into a new Lease for development of BF4 or BF5/”Welcome Center” on the adjacent property to the Demised Premises during the Initial Term of this Lease, the Initial Term shall reset upon the Lease Commencement Date of BF4 or BF5/”Welcome Center” respectively to be Co-Terminus with the Initial Term of the BF4 or BF5/”Welcome Center” lease.

9.	Exhibit A - Property. The referenced EXHIBIT A to the Lease is hereby removed and replaced with EXHIBIT A-2 attached herein.

10.	Exhibit B - Parking Layout. The referenced EXHIBIT B to the Lease is hereby removed and replaced with EXHIBIT B-2 attached herein.

*	All other provisions of the Lease remain in full force and affect.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in their respective names by their duly authorized representatives, executing this instrument in triplicate originals, as of the day and year first above written.

IN THE PRESENCE OF:

Lessor: DIEC II, LLC

	By:	/s/ Chad Colman
Witness	Print Name: Chad Colman Its: Authorized Agent

Witness

Date of Execution: December 12, 2016

Lessee: Benefitfocus.com, Inc.

	By:	/s/ Jeff LaBorde
Witness	Print Name: Jeff LaBorde Its: CFO

Witness

Date of Execution: December 12, 2016